Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

SkyWest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Equity	Common stock, no par value, underlying warrants	415(a)(6)	370,720(1)(2)	–	$10,521,035 (5)	–	–	S-3ASR(3)	333-245005(3)	August 12, 2020(3)	$1,379(3)
Equity	Warrants to purchase common stock	415(a)(6)	370,720(2)	–	– (4)	–	–	S-3ASR(3)	333-245005(3)	August 12, 2020(3)	$1,359(3)(4)
Equity	Common stock, no par value, underlying warrants	415(a)(6)	310,231(1)(2)	–	$9,993,102(6)	–	–	S-3ASR(3)	333-254867(3)	March 30, 2021(3)	$1,091(3)
Equity	Warrants to purchase common stock	415(a)(6)	310,231(2)	–	– (4)	–	–	S-3ASR(3)	333-254867(3)	March 30, 2021(3)	$– (3)(4)
Equity	Common stock, no par value, underlying warrants	415(a)(6)	104,275(1)(2)	–	$5,549,841(7)	–	–	S-3ASR(3)	333-257559(3)	June 30, 2021(3)	$607(3)
Equity	Warrants to purchase common stock	415(a)(6)	104,275(2)	–	– (4)	–	–	S-3ASR(3)	333-257559(3)	June 30, 2021(3)	$– (3)(4)
Total Offering Amounts					$26,063,978(3)(4)
Total Fee Offsets
Net Fee Due						$0(3)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such number of shares of common stock registered hereby shall include an indeterminable number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event. No additional consideration will be received for the common stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(2)	Represents the maximum number of shares of common stock that we expect could be issued upon exercise of the warrants to purchase common stock held by the selling securityholder.
(3)

On August 12, 2020, SkyWest, Inc. (“SkyWest”) filed a Registration Statement on Form S-3ASR (File No. 333-245005), which was amended by a post-effective amendment filed on November 12, 2020, to register the resale of warrants to purchase up to 370,720 shares of common stock and 370,720 shares of common stock issuable upon the exercise of such warrants (as amended, the “Original PSP1 Registration Statement”). SkyWest filed a Registration Statement on Form S-3ASR (File No. 333-254867) on March 30, 2021 to register the resale of warrants to purchase up to 310,231 shares of common stock and 310,231 shares of common stock issuable upon the exercise of such warrants (the “Original PSP2 Registration Statement”). SkyWest filed a Registration Statement on Form S-3ASR (File No. 333-257559) on June 30, 2021 to register the resale of warrants to purchase up to 104,275 shares of common stock and 104,275 shares of common stock issuable upon the exercise of such warrants (the “Original PSP3 Registration Statement” and, together with the Original PSP1 Registration Statement and Original PSP2 Registration Statement, the “Original Registration Statements”). In connection with filing the Original Registration Statements, SkyWest made contemporaneous fee payments in the amount of $2,738, $1,091, and $607, respectively. As of the date of this registration statement, none of the warrants to purchase up to 785,226 shares of common stock or the 785,226 shares of common stock issuable upon the exercise of such warrants registered for resale under the Original Registration Statements (together, the “Carry Forward Securities”) have been sold. Pursuant to Rule 415(a)(6), the registration fees relating to the Carry Forward Securities under the Original Registration Statements will continue to be applied to such securities hereunder. If securities previously registered under the Original Registration Statements are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Original Registration Statements will be deemed terminated as of the effective date of this registration statement.

(4)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying common stock.
(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The Maximum Aggregate Offering Price is based on a price per share equal to the warrant exercise price of $28.38 per share.

(6)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The Maximum Aggregate Offering Price is based on a price per share equal to the warrant exercise price of (i) $28.38 per share with respect to 211,416 shares of common stock and (ii) $40.41 per share with respect to 98,815 shares of common stock.

(7)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The Maximum Aggregate Offering Price is based on a price per share equal to the warrant exercise price of (i) $57.47 per share with respect to 78,317 shares of common stock and (ii) $40.41 per share with respect to 25,958 shares of common stock.